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                                                                  EXHIBIT 10.12




                              LADD FURNITURE, INC.

                        1995 LONG-TERM INCENTIVE PROGRAM

                                 PLAN HIGHLIGHTS



     1. The Long-Term Incentive Program consists of an annual award of the following three elements:

         -     Incentive Stock Options

         -     Restricted Stock Grants

         - Performance Units convertible to cash at the end of a 3-year planning period (1995-1997); par value is $100 per unit

     2. Award levels are based on a percentage of the participant's base salary in effect when the award is granted as follows:

         a)    LADD Chief Executive Officer and Chief Operating Officer

                                                          % of Salary

                      Incentive Stock Options               30.0%
                      Restricted Stock Grants               18.8%
                      Performance Units                     18.7%
                            Total                           67.5%


         b) Operating Company Presidents & LADD Chief Financial Officer, VP Human Resources, VP Market Development, VP Manufacturing Services

                                                          % of Salary

                      Incentive Stock Options               12.5%
                      Restricted Stock Grants               12.5%
                      Performance Units                     25.0%
                            Total                           50.0%

     3. Performance Unit payments will be based on the achievement of sales growth and return on investment goals as follows:


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    a)    For Corporate Participants

          3-Year Average ROE for LADD          55%
          3-Year Sales Growth for LADD         45%
                Total                         100%

     b)    For Operating Company Participants

           3-Year Average ROIC for Operating Company        55%
           3-Year Sales Growth for Operating Company        45%
                 Total                                     100%



     4. Valuation of Performance Units at the end of the 3-year planning period will be based on the following performance criteria:


                                ROE          ROIC  Sales Growth

         Minimum Incentive        8%         12%   Industry Growth Rate*

         Target Incentive        12%         16%   Industry  Growth Rate*+1.5%

         Maximum Incentive       15%         20%   Industry  Growth Rate*+3%

          *Industry Growth Rate defined to be U.S. Commerce Department Furniture Growth Index. The Board reserves the right to change or modify the index if experience shows the index not to be a good measure of the Industry's performance.


     5. Each Performance Unit will be valued at the end of the performance period using a graduated scale ranging between $50 and $150 per unit. Minimum performance levels are required to receive any payment.


        -       Minimum incentive -     $50 per unit

        -       Target incentive  -     $100 per unit

        -       Maximum incentive -     $150 per unit


         Payments  for  Performance   Units  earned  for  1995  -  1997
         performance period will be made in cash by June 1, 1998.


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     6.  Incentive  Stock  Options will be granted at market price on the day of the grant, and, as long as the participant remains an employee of LADD, will be vested as follows:

                                    After 1 Year                   25%
                                    After 2 Years                  50%
                                    After 3 Years                  75%
                                    After 4 Years                 100%

     7. Restricted Stock Grants will permit a participant to purchase LADD shares for $.10 per share. The shares may be repurchased by LADD at the same price if the participant ceases to be an employee of LADD before 5 years have elapsed.

     8. The participant must be an employee at the end of the planning period to receive any payment for the Performance Units. If the participant changes LADD business units during the planning period, a pro-rata share of the earned Performance Units will be granted for the period the individual participated in the Long-Term Incentive Program in the respective business units.

     9. Participants who enter the plan other than at the beginning of the planning period will receive stock options, restricted stock and performance units as recommended by management and approved by the Compensation Committee and the Board of Directors.

     10. When a plan participant retires (minimum age 55), dies or becomes disabled during a three-year plan period, the Compensation Committee and the Board of Directors will determine the amount and terms of payment of performance units earned and the amount of stock to be repurchased.



                                                                  March 2, 1995


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